UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 23, 2015
Date of Report (Date of earliest event reported)

Flex Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36812	46-5087339
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

800 Boylston Street, 24th Floor Boston, MA	02199
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 874-1821

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2015, Flex Pharma, Inc., a Delaware corporation (the "Company"), filed a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the "SEC") to report that Roderick MacKinnon, M.D. had been elected to the Company's Board of Directors (the "Board"), and on April 6, 2015, the Company filed a Current Report on Form 8-K with the SEC to report that Jeffrey Capello had been elected to the Board (collectively, the "Original Form 8-Ks"). This Amendment No. 1 to Current Report on Form 8-K/A amends and supplements the Original Form 8-Ks to include certain additional information regarding the compensation for Dr. MacKinnon and Mr. Capello. The Original Form 8-Ks otherwise remain the same as amended and supplemented by this Amendment No. 1.

On June 29, 2015, the Board approved an amendment to the director compensation policy applicable to non-employee directors. In connection with this amendment, Dr. MacKinnon received a stock option grant of 10,000 shares of the Company's common stock, which will vest in 12 equal monthly installments measured from the grant date. Also in connection with this amendment, Mr. Capello received (i) a stock option grant of 20,000 shares of the Company's common stock, which will vest in 36 equal monthly installments measured from the date Mr. Capello joined the Board and (ii) an additional stock option grant of 10,000 shares of the Company's common stock, which will vest in 12 equal monthly installments measured from the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flex Pharma, Inc.

Dated: July 2, 2015
	By:	/s/ John McCabe
John McCabe
Vice President, Finance